Exhibit 99.2

BLUE MARTINI SOFTWARE APPOINTS ROBERT CELL AS

CHIEF OPERATING OFFICER, ADDS WORLD-CLASS SALES LEADERSHIP

New COO Hires Senior Executives with Experience From SAP, Oracle, Siebel,

Peoplesoft, Vignette, i2, and Kana To Drive Sales of Award-winning Solutions

SAN MATEO, Calif., (April 22, 2003) – Blue Martini Software, Inc. (NASDAQ: BLUE) today announced the appointment of Robert Cell as Chief Operating Officer. Cell previously held the roles of Chief Financial Officer and Vice President of Corporate Development at Blue Martini Software. After leading the Company’s reorganization in October, Cell began an initiative to strengthen Blue Martini’s sales leadership team. He recently appointed senior enterprise software executives with collective experience from SAP, Oracle, Siebel, Peoplesoft, Vignette, i2 and Kana. Martin Onofrio was appointed Vice President of North American Sales, Steve Miller as Vice President of International Operations and Pascal Podvin as Vice President of Continental Europe Sales and Vice President, European Marketing and Alliances.

“The appointment of Bob as COO and his addition of sales leadership are key to increasing our share of the market for Intelligent Selling Systems,” said Monte Zweben, Chairman and CEO, Blue Martini Software. “Bob has excelled as my operational partner. We are leveraging his unique combination of Fortune 200 experience and expertise in enterprise software to help lead our turnaround.”

“Our new sales executives have proven themselves in leadership roles at the most successful enterprise software companies,” said Bob Cell, Chief Operating Officer, Blue Martini Software. “They bring the depth of experience required to have a substantial, positive impact on our business.”

As COO, Cell assumes responsibilities for global sales, services and marketing. Most recently, Cell held the role of CFO at Blue Martini. In this role, he substantially reduced operating expenses and net loss, and consistently led the company to meet its guidance. Cell joined Blue Martini Software’s executive management team in 2000, serving as vice president of corporate development. In this role he drove the strategy for vertical marketing initiatives, established the company’s presence in Asia Pacific, and managed the company’s corporate development activities. Prior to Blue Martini Software, he served as a Vice President and General Manager at Kellogg, where he was instrumental in the turnaround of one of Kellogg’s three North American operating divisions. Cell also brings experience from Deloitte & Touche, where he was managing director and co-founder of the Great Lakes investment banking practice, and from Coopers & Lybrand as a manager in the advanced development program.

Sales Leadership Brings World-Class Enterprise Software Experience

Martin Onofrio has joined Blue Martini as Vice President of North American Sales. Onofrio will lead sales teams targeting industry-leaders throughout North America. Most recently, he was Senior Vice President of North American Sales at KANA Software where he successfully led an initiative to substantially increase transaction sizes. He was also one of the pioneering members of SAP America where he spent seven years, culminating in his role as Vice President of National accounts.

“Blue Martini Intelligent Selling Solutions deliver quantifiable value through slashing sales costs and increasing revenues,” says Martin Onofrio. “Unlike niche software solutions, Blue Martini Intelligent Selling Systems can be rapidly deployed by companies to achieve immediate results while also providing a roadmap to a more comprehensive solution when required.”

Steve Miller has joined Blue Martini as Vice President of International Operations. In this role, he is responsible for driving revenue across Europe and Asia-Pacific. Prior to joining Blue Martini, Miller was at Siebel Systems as one of their early employees, and served as Vice President & Managing Director of the United Kingdom, then for Northern Europe and Emerging Markets. He achieved distinction as Siebel’s number one worldwide sales executive in 1999. Miller also spent six years at Oracle where he helped push Oracle market share to over 60 percent in his sector.

“Blue Martini’s Intelligent Selling Systems, powered by Intelligent Engines, have phenomenal capabilities and are still one of the industry’s best-kept secrets,” said Miller. “I believe companies that deploy Blue Martini solutions, particularly in the retail, manufacturing and business-to-consumer sectors can achieve a better ROI and more competitive advantage over all other business solutions. In today’s more pressing economic times, this presents even greater value, which I look forward to demonstrating to Blue Martini’s prospective clients.”

Pascal Podvin joins Blue Martini as Vice President of Continental Europe Sales and Vice President, European Marketing and Alliances. Previously, Podvin ran sales in southern Europe for the Vignette Corporation, one of that company’s most successful regions. Podvin was also a vice president of sales at i2 Technologies and prior to that spent ten years at Peoplesoft in various executive roles, most recently as one of the European General Managers.

“Blue Martini has incredible potential in the European marketplace,” said Pascal Podvin. “From its truly multi-lingual, multi-currency Intelligent Selling Systems to highly visible, reference customers like Amsterdam’s Schipol Airport, Carrefour, Debenhams, Rhodia, Sainsbury’s, Sonae, Virgin Group and Wavin, Blue Martini understands the needs of both global and local leaders throughout the retail and manufacturing sectors.”

About Blue Martini Software: Blue Martini provides software that fundamentally improves the way companies sell and market. Our Intelligent Selling Systems incorporate the expertise of a company’s top sales and marketing people into applications that slash the cost of sales and marketing while simultaneously increasing revenues. Blue Martini applications help direct salespeople, channel salespeople and retail salespeople sell. They also help end customers serve themselves. For example, direct and indirect sales teams use Blue Martini applications to analyze needs, quote a solution, and deliver a customer-ready proposal without requiring large teams of experts. Retail sales and marketing personnel use Blue Martini applications to proactively contact customers to increase store traffic. Customers help themselves using Blue Martini web applications, both online and in stores.

Companies implement Blue Martini Intelligent Selling Systems in as little as thirty days, and can achieve ROI in as little as ninety days. Leading retailers Carrefour, Debenhams, Kohl’s, Menards and Saks Fifth Avenue, and leading manufacturers DuPont, Hewlett-Packard, Lanier, Panasonic and Rhodia have selected our Intelligent Selling Systems to gain competitive advantage and fundamentally improve how they sell. With worldwide headquarters in San Mateo, California, Blue Martini Software can be reached at 650-356-4000 or www.bluemartini.com.

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Note to editors: “Blue Martini” and “Blue Martini Software” are trademarks of Blue Martini Software, 2600 Campus Drive, San Mateo, CA 94403. Othr product and company names may be the trademarks of their respective owners.

This news release regarding Blue Martini Software includes forward-looking statements, based on current expectations, that involve risks and uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include, but are not limited to: risks associated with the development and licensing of software generally, including potential delays in the software development or release and technical difficulties in software deployment or use; competition and technological changes and developments; risks associated with acquisitions; financial and other impacts of staffing reductions and other cost-control measures; and general economic and market conditions; and general economic and market conditions. Details on these and other risks are set forth in Blue Martini Software’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission (“SEC”). These filings are available on a website maintained by the SEC at http://www.sec.gov. Blue Martini Software assumes no obligation to update the information in this cover letter and summary document.

Contacts for Media and Industry Analysts:
Andrew Hoerner	Kathleen Gratehouse
Blue Martini Software	Schwartz Communications
650-356-4395	415-512-0770
ahoerner@bluemartini.com	bluemartini@schwartz-pr.com